Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-138127 on Form S-8 of our report dated February 28, 2008, except for Note 19, as to which the date is March 4, 2008, relating to the financial statements, financial statement schedules and internal control over financial reporting of AmCOMP Incorporated appearing in this Annual Report on Form 10-K of AmCOMP Incorporated for the year ended December 31, 2007.

/s/ JOHNSON LAMBERT & CO., LLP

JACKSONVILLE, FLORIDA

February 28, 2008, except for Note 19,
as to which the date is March 4, 2008